UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2025

MAUI LAND & PINEAPPLE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-06510	99-0107542
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
500 Office Road, Lahaina, Maui, Hawaii 96761 (Address of principal executive offices) (Zip Code)

(808) 877-3351
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	MLP	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 22, 2025, Maui Land & Pineapple Company, Inc. (“Company”) executed a Sixth Loan Modification Agreement, Third Amended and Restated Credit Agreement, and Second Amended and Restated Note (“Agreements”) with First Hawaiian Bank (“Bank”) to be effective December 22, 2025. The Agreements amend the Company’s previous $15.0 million, four-year revolving line of credit facility (“Credit Facility”) with the Bank to a $25.0 million, five-year revolving Credit Facility.

“We are grateful for First Hawaiian Bank’s continued partnership and confidence in our renewed vision for MLP’s exceptional portfolio of assets,” said Wade Kodama, Chief Financial Officer at Maui Land & Pineapple Company, Inc. “Expanding and extending this credit facility strengthens our foundation, enabling us to deploy capital to advance efforts that maximize the productive use of our assets to meet community needs and drive sustainable growth.”

The Agreements extend the maturity date of the Credit Facility to December 31, 2030, and provide options for revolving or term loan borrowings. The aggregate outstanding principal balance shall not exceed $25.0 million. Interest on revolving borrowing is at the Bank’s prime rate minus 1.125 percentage points. Interest on term loan borrowing is fixed at the Bank’s commercial loan rates with interest rate swap options available. Revolving borrowing may be converted to a term loan for up to a 10-year term which could extend maturity of the term loan to December 31, 2040. The Company’s three premier commercial properties totaling approximately 30,000 square feet of leased space in the Kapalua Resort remains pledged as security for the Credit Facility.

At December 22, 2025, the Company had $3.0 million outstanding debt under the Credit Facility.

The foregoing summary of the terms of the Agreements are not complete and are qualified in their entirety by reference to the full texts of the Agreements, which will be filed as exhibits to the Company’s periodic report for the corresponding period.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: December 29, 2025	By:	/s/ WADE K. KODAMA
Wade K. Kodama
Chief Financial Officer